UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 10, 2023
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NOBLE CORPORATION plc
(Exact name of registrant as specified in its charter)

England and Wales	001-41520	98-1644664
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

13135 Dairy Ashford,	Suite 800,	Sugar Land,	Texas	77478
(Address of principal executive offices)				(Zip code)
Registrant’s telephone number, including area code: 281 276-6100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
A Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Noble Corporation plc ("Noble") Disclosure Channels To Disseminate Information

Noble routinely posts important information for investors in the “Investors” section of its website, www.noblecorp.com. Noble may use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the “Investors” section of Noble’s website, in addition to following its press releases, filings with the Securities and Exchange Commission (“SEC”), public conference calls, presentations, and webcasts. Noble may also use social media channels including, but not limited to, Noble's accounts on LinkedIn, Facebook, Instagram and Twitter, to communicate with investors and the public about its business, services and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, Noble’s website or social media channels, is not incorporated by reference into, and is not a part of, this Current Report on Form 8-K and is not deemed filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

Date:	May 10, 2023	By:	/s/ Jennie Howard
Jennie Howard
Senior Vice President, General Counsel and Corporate Secretary